Exhibit 10.6

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

EzFill Holdings, Inc.

a Delaware corporation

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, the undersigned Chief Executive Officer of EzFill Holdings, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby file this Certificate of Amendment to Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (this “Certificate of Designations”) and DOES HEREBY CERTIFY that pursuant to the authority contained in the Corporation’s Certificate of Incorporation, as follows:

FIRST: The name of the Corporation is EzFill Holdings, Inc.

SECOND: The Corporation’s Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on August 16, 2024.

THIRD: There are no shares shares of the Series A Convertible Preferred Stock issued and outstanding as of the date hereof.

FOURTH: The Certificate of Incorporation of the Corporation authorizes the issuance by the Corporation of 500,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”) and 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), and, further, authorizes the Board of Directors of the Corporation, to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Delaware General Corporation law.

FIFTH: By unanimous written consent of the Board of Directors of the Corporation dated August 16, 2024, and acting in accordance with the provision of Sections 141 and 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation adopted resolutions to amend and restate the Certificate of Designations of Preferences and Rights of Series A Convertible in its entirety to provide as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

Section 1. Powers and Rights of Series A Convertible Preferred Stock. There is hereby designated a class of Preferred Stock of the Corporation as the Series A Convertible Preferred Stock, par value $0.0001 per share, of the Corporation (the “Series A Stock”). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series A Stock shall be as set forth in this Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (this “Certificate of Designations”). For purposes hereon, a holder of a share or shares of Series A Stock, with respect to their rights as related to the Series A Stock, shall be referred to as a “Series A Holder”.

Section 2. Number and Stated Value. The number of authorized shares of Series A Stock is 513,000 shares. Each share of Series A Stock shall have initially have a stated value of $10.00 (the “Stated Value”). The Stated Value shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Stock occurring following the date hereof.

Section 3. Dividends and Distributions.

(a)	Series A Dividends. The Series A Stock shall accrue dividends at the rate of 10% per annum of the Stated Value, which shall be accrue on a quarterly basis per calendar quarter following the issuance date of the applicable shares of Series A Stock (the “Series A Dividend”). The Series A Dividend shall be due and payable within five Business Days (as defined below) of the end of each such calendar quarter, and shall be payable to the Series A Holder thereof via the issuance to the Series A Holder of a number of shares of common stock, par value $0.001 per share of the Corporation (the “Common Stock”) equal to (i) the amount of the Series A Dividend, divided by (ii) the Conversion Price (as defined below) as in effect on the last Business Day of the preceding calendar quarter, in each case rounded to the nearest whole share of Common Stock (such shares of Common Stock, the “Dividend Shares”), provided that no Dividend Shares shall be issued, or shall be due to be issued prior to the receipt of the Stockholder Approval (as defined below) and prior to the Stockholder Approval Date (as defined below). In the event that any Series A Dividend is not paid when otherwise due due to the limitations as set forth in this Certificate of Designations, such Series A Dividend shall accrue and the applicable Dividend Shares shall be issued when permissible pursuant to the provisions of this Certificate of Designations. The Series A Dividend shall accrue commencing on the date of issuance with respect to the applicable Series A Stock and shall cease to accrue on conversion of the applicable shares of Series A Stock, and the Series A Dividend for any partial calendar quarter shall be appropriately pro-rated. For purposes herein, a “Business Day” shall mean any day on which commercial banks are generally open for business in the State of Delaware

(b)	Participation. The Series A Stock shall not participate in any other dividends or distributions made with respect to the Common Stock.

(c)	Other Distributions. Other than as specifically set forth herein, including, without limitation, in Section 3(a) or Section 3(b), the Series A Stock is not entitled to receive any dividends or distributions due solely to its status as Series A Stock, and the Series A Stock shall not participate in any dividends, distributions or payments to the holders of any other classes of stock of the Corporation other than the Common Stock as set forth herein.

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Section 4. Conversion.

(a)	General Provisions. Subject to the terms and conditions herein, a Series A Holder shall have the right from time to time, and at any time following Stockholder Approval Date (defined below) to convert the Series A Stock, and the Series A Stock shall following the Stockholder Approval Date be convertible, into shares of Common Stock as set forth herein (such shares of Common Stock being referred to as the “Conversion Shares”) as set forth herein (each, a “Conversion”). For purposes herein, the “Stockholder Approval” shall mean (i) the approval of the stockholders of the Corporation for the issuance of the Conversion Shares and the Dividend Shares pursuant to this Certificate of Designations and (ii) any other approvals as required by the Corporation such that the Corporation shall be in compliance with its obligations under the rules or regulations of the Nasdaq Capital Market or any other United States national securities exchange on which the Common Stock is then listed for trading, in each case as determined by the Board of Directors of the Corporation (the “Board”), and the date of receipt of the Stockholder Approval is referred to as the “Stockholder Approval Date”.

(b)	Conversion Price.

(i)	For purposes herein, the “Conversion Price” means 80% of the Minimum Price, as defined in Rule 5635 of The Nasdaq Stock Market LLC Rules, as of the date of issuance of the shares of Series A Stock, subject to adjustment as set forth herein.

(ii)	Each share of Series A Stock converted in a Conversion shall be convertible into a number of Conversion Shares equal to (1) the Stated Value; divided by (2) the then-applicable Conversion Price, in each case rounded to the nearest whole share of Common Stock, calculated collectively with respect to all shares of Series A Stock being converted pursuant to any Notice of Conversion.

(iii)	A Series A Holder shall elect a Conversion by delivering to the Corporation a notice of conversion in the form as attached hereto as Exhibit A (the “Notice of Conversion”) at any time after the Stockholder Approval Date. Together with the Notice of Conversion, the Series A Holder shall surrender any certificate or certificates for the Series A Stock being converted, duly endorsed. The calculation of Conversion Shares to be issued as set forth in the Notice of Conversion shall be subject to confirmation and approval of the Corporation. The Corporation shall, within three Business Days (as defined below) of receipt of a Notice of Conversion, issue to the applicable Series A Holder the number of Conversion Shares to which such Series A Holder shall be entitled. A Conversion shall be deemed to have been effected on the date the Notice of Conversion is submitted to the Corporation if delivered by facsimile, e-mail or other reasonable means of communication dispatched prior to 6:00 p.m., Eastern time, and provided that if the Notice of Conversion is not delivered by such time then the conversion date shall be the next Business Day and the Notice of Conversion shall be deemed automatically updated accordingly.

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(c)	Concerning the Conversion Shares. The Conversion Shares and any Dividend Shares may not be sold or transferred unless: (i) such Conversion Shares or Dividend Shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) or (ii) the Corporation and its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such Conversion Shares or Dividend Shares are transferred to an “affiliate” (as defined in Rule 144) of the applicable Series A Holder who agrees to sell or otherwise transfer the shares only in accordance with this section and who is an accredited investor (as defined in Rule 501 under Regulation D promulgated pursuant to the Securities Act). Any restrictive legend on any certificates representing the Conversion Shares or any Dividend Shares shall be removed and the Corporation shall issue to the applicable Series A Holder a new certificate therefore free of any transfer legend if the Corporation or its transfer agent shall have received an opinion of counsel from applicable Series A Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Conversion Shares or Dividend Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Corporation so that the sale or transfer is effected; or (ii) in the case of Conversion Shares or Dividend Shares such security is registered for sale by the applicable Series A Holder under an effective registration statement filed under the Securities Act; or otherwise may be sold pursuant to an exemption from registration.

(d)	Adjustment Due to Merger, Consolidation, Etc. If, at any time when the Series A Stock is issued and outstanding and prior to conversion of the applicable share(s) of Series A Stock, the Common Stock is converted into another class of securities of the Corporation or any successor entity to the Corporation, whether by way of merger, reorganization, re-incorporation or otherwise (the “Replacement Securities”), any reference herein to the Common Stock (whether standing alone or as part of another defined term herein) automatically upon the consummation of the applicable transaction shall be deemed a reference to such Replacement Securities. In the event that the Corporation completes a share exchange with another entity wherein all of the issued and outstanding shares of Common Stock are exchanged for equity interests in the other entity (the “Exchanged Securities”), any reference herein to the Common Stock (whether standing alone or as part of another defined term herein) automatically upon the consummation of the applicable transaction shall be deemed a reference to such Exchanged Securities. The adjustments in this Section 4(d) shall be undertaken each time any such event occurs.

(e)	Adjustment to Conversion Price Due to Splits. Without limiting any provision herewith, if the Corporation at any time on or after the date of the filing of this Certificate of Designations subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) the outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately increased. Without limiting any provision herewith, if the Corporation at any time on or after the date of the filing of this Certificate of Designations (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately decreased. By way of example and not limitation, in the event of a two-for-one forward split of the Common Stock, whereby each share of Common Stock is converted into two shares of Common Stock, the Conversion Price shall be decreased by 50% and, in the event of a one-for-two reverse split of the Common Stock, whereby each two shares of Common Stock are converted into one share of Common Stock, the Conversion Price shall be increased by 100%. Any adjustment pursuant to this Section 4(e) shall become effective immediately after the effective date of such subdivision or combination.

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(f)	Additional Provisions.

(i)	No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the Conversion of the Series A Stock or with respect to any issuance of any Dividend Shares. As to any fraction of a share of Common Stock which the Series A Holder would otherwise be entitled to acquire upon such Conversion or upon payment of any Series A Dividend, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board, or round up to the next whole share of Common Stock.

(ii)	The issuance of Conversion Shares or Dividend Shares shall be made without charge to any Series A Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares or Dividend Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares or Dividend Shares in a name other than that of the Series A Holders of such shares of Series A Stock and the Corporation shall not be required to issue or deliver such Conversion Shares or Dividend Shares unless or until the Person (as defined below) or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. For purposes hereof, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(iii)	The Corporation covenants that during the period the Conversion right exists, the Corporation will reserve from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least 100% of the number of Conversion Shares then issuable on conversion of all shares of Series A Stock, free from preemptive rights, to provide for the issuance of Conversion Shares upon the full conversion of the Series A Stock issued and outstanding.

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(g)	Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, in no event shall any Series A Holder be entitled to elect to complete any Conversion, and such Series A Holder shall not have any right to be issued any Dividend Shares, to the extent that following such Conversion or issuance of Dividend Shares, the sum of (1) the number of shares of Common Stock beneficially owned by such Series A Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted/un-redeemed portion of the Series A Stock or the unexercised or unconverted portion of any other security of the Corporation subject to a limitation on conversion, issuance or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion or redemption of the portion of the Series A Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by such Series A Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion or redemption as set forth herein may be waived or increased by the applicable Series A Holder upon, at the election of the applicable Series A Holder, not less than 61 days’ prior notice to the Corporation, and the provisions of the conversion or redemption limitation shall continue to apply until such 61st day (or such later date, as determined by the applicable Series A Holder, as may be specified in such notice of waiver).

Section 5. Vote. Other than as set forth in Section 6, following the receipt of the Stockholder Approval and the occurrence of the Stockholder Approval Date, each share of Series A Stock shall, on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, vote together with the Common Stock, or any class thereof, as applicable, as one class on such matter for as long as the share of Series A Stock is issued and outstanding and each share of Series A Stock shall have a number of votes on such matter equal to the number of Conversion Shares which would be issuable with respect to such Series A Stock as of the date of such vote, and, for purposes of this Section 5, provided, that, for purposes of this Section 5, the “Conversion Price” used for the determination of the number of Conversion Shares which would be issuable with respect to such Series A Stock shall be the Minimum Price, as defined in Rule 5635 of The Nasdaq Stock Market LLC Rules, as of the date of issuance of the shares of Series A Stock. For the avoidance of doubt, other than as set forth in Section 6, the Series A Stock shall not have any voting power or any voting rights prior to receipt of the Stockholder Approval or prior to the occurrence of the Stockholder Approval Date.

Section 6. Amendment and Protective Provisions. The Corporation may not, and shall not, amend or repeal this Certificate of Designations without the prior written consent of Series A Holders holding a majority of the Series A Stock then issued and outstanding, in which vote each share of Series A Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Series A Holders, or in a written consent executed by Series A Holders holding a majority of the issued and outstanding shares of Series A Stock, and any such act or transaction entered into without such vote or consent shall be null and void ab initio, and of no force or effect.

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Section 7. Miscellaneous.

(a)	Legend. Any certificates representing the Series A Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

(b)	Lost or Mutilated Series A Stock Certificate. If the certificate for the Series A Stock held by the Series A Holder thereof shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the share of Series A Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(c)	No Registration Rights. The Series A Holders shall not have the right to require the Corporation to register any shares of Series A Stock or any Conversion Shares for sale pursuant to the securities laws of the United States, except as may be separately agreed between a Series A Holder and the Corporation

(d)	Interpretation. If a Series A Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designations, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(e)	Waiver. Any waiver by the Corporation or the Series A Holder of a breach of any provision of this Certificate of Designations shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designations. The failure of the Corporation or the Series A Holder to insist upon strict adherence to any term of this Certificate of Designations on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designations. Any waiver must be in writing.

Section 8. Severability. If any provision of this Certificate of Designations is invalid, illegal or unenforceable, the balance of this Certificate of Designations shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

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IN WITNESS WHEREOF, EzFill Holdings, Inc. has caused this Certificate of Amendment to Certificate of Designations to Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock be signed by a duly authorized officer on this 16th day of August, 2024.

EzFill Holdings, Inc.

/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Chief Executive Officer

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EXHIBIT A

EzFill Holdings, Inc.

Notice of Conversion

Reference is made to the Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock of EzFill Holdings, Inc. (the “Corporation”) dated as of August 15, 2024, as amended by the Certificate of Amendment to Certificate of Designations to Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock, dated as of August 16, 2024, designating the rights and preferences of the Series A Convertible Preferred Stock of the Corporation (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Shares”), of the Corporation indicated below into shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:	___________________________________________

Number of Preferred Shares to be converted:	___________________________________________

Tax ID Number (If applicable):	___________________________________________

Conversion Price:	$_____________________

Number of shares of Common Stock to be issued:	___________________________________________

Please issue the shares of Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:	_____________________________________________________________

Address:	_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

Telephone Number:	_____________________________________________________________

Facsimile Number:	_____________________________________________________________

Holder Name:	_____________________________________________________________

By:	_____________________________________________________________
(signature)

Title:	_____________________________________________________________

Dated:	_____________________________________________________________

Account Number (if electronic book entry transfer): _________________________________________________

Transaction Code Number (if electronic book entry transfer): __________________________________________

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